Exhibit 99.1

Intrusion Inc. Reports Second Quarter 2026 Results

Sequential revenue growth and the acquisition of VigilAigent enhance revenue quality and visibility while accelerating the Company's path to profitability

PLANO, Texas, August 11, 2026 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ) (“Intrusion” or the “Company”), a provider of AI-powered cyberattack prevention, threat intelligence, and managed cybersecurity solutions, announced today financial results for the second quarter ended June 30, 2026.

Recent Financial & Business Highlights:

•	Achieved sequential revenue growth of 64% during the second quarter of 2026.
•	Completed the acquisition of VigilAigent to create an AI-native cybersecurity platform and improve the Company’s top line by adding approximately $3.5 million in annual recurring revenue from multi-year contracts.
•	Hosted a Technology & Innovation Day highlighting the combined capabilities power of Intrusion and VigilAigent’s technologies.
•	Signed a $4 million annual contract to deliver cyber threat intelligence and critical infrastructure protection to the state of Texas.

VigilAigent Acquisition Integration Highlights Since Closing:

•	Advanced integration of the combined organizations while maintaining customer support and service continuity.
•	Identified more than $3 million of potential annualized operating cost synergies.
•	Continued commercial momentum through customer renewals, new business, and partner engagement.
•	Expanded the Company's strategic foundation with enhanced Ai capabilities, managed security expertise, and a broader commercial platform.

“The second quarter was a pivotal one for Intrusion. We returned to sequential revenue growth and restored the revenue run rate achieved prior to the funding delay associated with the Department of War contract. We also made significant progress in positioning our business for future growth, as demonstrated by our recent acquisition of VigilAigent,” said Tony Scott, President & Chief Executive Officer of Intrusion. “The addition of VigilAigent will be immediately accretive to our top line results by adding approximately $3.5 million of annual recurring revenue over the upcoming quarters from a diversified base of multi-year customer contracts. We believe that integrating VigilAigent's technology with Intrusion's will create a unified platform that expands our ability to serve larger enterprise customers, strengthens our competitive position, and drives strategic customer acquisition and long-term organic growth.”

Mr. Scott concluded, “As we look toward the second half of fiscal 2026, we are confident that we will begin to see a steady improvement in our financial results. The quality and visibility of our revenue has already improved, and we expect this trend to continue as we further expand our sales pipeline. This gives us great confidence that we remain on track to transition Intrusion to profitability in fiscal year 2027 and create value for our shareholders.”

Second Quarter Financial Results

Revenue for the second quarter of 2026 was $1.5 million, representing an increase of 64% on a sequential basis and a decrease of 22% compared to the prior year period. Performance continued to be impacted by delays in the award of a key U.S. government contract. The Company remains optimistic that a meaningful portion of the associated revenue will be realized in future periods subject to final award timing and funding approvals.

The gross profit margin was 66% for the second quarter of 2026, compared to 74% for the first quarter of 2026 and 76% for the prior year period. Gross margin varies based on product mix.

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Operating expense for the second quarter of 2026 was $3.4 million, a decrease of $0.8 million sequentially and a decrease of less than $0.1 million compared to the second quarter of 2025.

Net loss for the second quarter of 2026 was $2.6 million, or $(0.13) per share, compared to a net loss of $2.0 million, or $(0.10) per share, in the second quarter of 2025.

As of June 30, 2026, cash and cash equivalents were $0.2 million.

Conference Call

Intrusion’s management will host a conference call today at 5:00 P.M. EDT. Interested investors can access the live call by dialing 1-888-506-0062, or 1-973-528-0011 for international callers, and providing the following access code: 848276. The call will also be webcast live (LINK) For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. EDT until August 26, 2026, by dialing 1-877-481-4010, or 1-919-882-2331 for international callers, and entering the following access code: 54153. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas, specializing in advanced threat intelligence. At the core of its capabilities is a proprietary database that catalogs the historical behavior, associations, and reputational risk of IPv4 and IPv6 addresses, domain names, and hostnames. Built on years of gathering global internet intelligence and supporting government entities, this data forms the backbone of Intrusion's commercial solutions.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our financial position; our ability to continue our business as a going concern; our business, sales, and marketing strategies and plans; our ability to successfully market, sell, and deliver our Intrusion Shield commercial product and solutions to an expanding customer base; are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements contained in this press release include, but are not limited to, such statements.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as the same may be updated from time to time.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

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INTRUSION INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$182	$3,624
Accounts receivable, net of allowance of $0.1 million	1,452	131
Prepaid expenses and other assets	682	476
Total current assets	2,316	4,231
Noncurrent Assets:
Property and equipment:
Equipment	2,983	2,917
Capitalized software development	6,252	5,663
Leasehold improvements	18	18
Property and equipment, gross	9,253	8,598
Accumulated depreciation and amortization	(5,070)	(4,313)
Property and equipment, net	4,183	4,285
Goodwill	4,299	–
Finance leases, right-of-use assets (“ROU”), net	163	222
Operating leases, ROU, net	1,247	1,392
Other assets	263	257
Total noncurrent assets	10,155	6,156
TOTAL ASSETS	$12,471	$10,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$2,277	$492
Accrued expenses	522	357
Finance lease liabilities, current portion	99	167
Operating leases liabilities, current portion	79	266
Notes payable, current portion	2,236	–
Deferred revenue	794	503
Total current liabilities	6,007	1,785

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	5	6
Operating lease liabilities, noncurrent portion	1,340	1,319
Notes payable, noncurrent portion	1,034	–
Total noncurrent liabilities	2,379	1,325

Commitments and Contingencies – (See Note 5)	–	–

Stockholders’ Equity:
Preferred stock, $0.01 par value: Authorized shares – 5,000; Issued shares – 0 in 2026 and 2025	–	–
Common stock, $0.01 par value: Authorized shares – 80,000; Issued shares – 22,758 in 2026 and 20,117 in 2025; Outstanding shares – 22,757 in 2026 and 20,116 in 2025	228	201
Common stock held in treasury, at cost – 1 share(s)	(362)	(362)
Additional paid-in capital	136,187	134,547
Accumulated deficit	(133,219)	(127,066)
Noncontrolling interest	1,294	–
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity	4,085	7,277
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,471	$10,387

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INTRUSION INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$1,453	$1,873	$2,341	$3,648
Cost of revenue	488	442	717	874

Gross profit	965	1,431	1,624	2,774

Operating expenses:
Sales and marketing	1,365	1,207	2,995	2,391
Research and development	1,145	1,332	2,596	2,550
General and administrative	948	978	2,098	2,012

Operating loss	(2,493)	(2,086)	(6,065)	(4,179)

Interest expense	(110)	(21)	(121)	(50)
Other income, net	7	65	27	89

Net loss	(2,596)	(2,042)	(6,159)	(4,140)
Less net loss attributable to noncontrolling interests	(6)	–	(6)	–

Net loss attributable to Intrusion, Inc.	$(2,590)	$(2,042)	$(6,153)	$(4,140)

Net loss per share:
Basic	$(0.13)	$(0.10)	$(0.30)	$(0.21)
Diluted	$(0.13)	$(0.10)	$(0.30)	$(0.21)

Weighted average common shares outstanding:
Basic	20,395	19,895	20,335	19,557
Diluted	20,395	19,895	20,335	19,557

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